Exhibit 99.1

Equillium to Acquire Metacrine in All-Stock Transaction

Expected to add $33 million in cash at closing to Equillium’s balance sheet and extend operating runway into 2024

Acquisition includes novel drug candidate MET642, an orally delivered Phase 2 ready FXR agonist for ulcerative colitis

Preston Klassen, M.D., MHS, to be appointed to the Board of Directors

LA JOLLA, California, September 6, 2022 – Equillium, Inc. (Nasdaq: EQ) and Metacrine Inc. (Nasdaq: MTCR), today announced that the two companies have entered into a definitive merger agreement pursuant to which Equillium will acquire Metacrine in an all-stock transaction. The transaction is anticipated to add $33 million in cash to Equillium’s balance sheet at closing, which is expected to extend the company’s cash runway into 2024. The transaction has been approved by the boards of directors of both companies.

“The acquisition of Metacrine meaningfully strengthens Equillium’s cash position,” said Bruce Steel, chief executive officer at Equillium. “As we continue to execute on our ongoing clinical development programs this cash runway extension is expected to see us through multiple data catalysts and operational milestones, including our interim data readout from the Type B portion of the EQUALISE study in lupus nephritis patients in the coming weeks followed by topline data in 2023; the initiation of a Phase 2 clinical study of EQ101 in alopecia areata; initiation of a Phase 1 SAD/MAD study of EQ102 in normal healthy volunteers and celiac patients; and interim data from both EQ101 and EQ102. While prioritizing our ongoing studies, we will carefully evaluate strategic partnership options to advance the acquired MET642 program, an orally delivered Phase 2 ready FXR agonist program in ulcerative colitis. Dr. Preston Klassen, president and CEO of Metacrine, is ideally suited to help us in this endeavor and we are pleased to announce his appointment to Equillium’s Board of Directors in conjunction with the closing of the transaction.”

“I’m honored to be joining this experienced and talented team,” said Preston Klassen, M.D., MHS, president and chief executive officer of Metacrine. “I look forward to working with the Equillium team to advance their exciting pipeline of clinical programs and explore strategic opportunities for MET642. I strongly believe that Metacrine shareholders will benefit from long-term value created by the combination of our companies.”

Through the acquisition, Equillium adds Metacrine’s farnesoid X receptor (FXR) platform, including lead molecule MET642, an orally delivered FXR agonist that is a potential first-in-class, non-immunosuppressive treatment for inflammatory bowel disease (IBD), including ulcerative colitis (UC) and Crohn’s disease. MET642 is expected to address multiple aspects of IBD pathogenesis including maintenance of epithelial barrier function and reduction of bacterial translocation. Equillium will be seeking a strategic partner with which to advance this program.

Transaction Details

The transaction consideration will be comprised entirely of stock, where Equillium will issue stock valued at a 25% premium over the net cash delivered at closing, which is estimated to be approximately $26 million. Net cash is total cash, cash equivalents, and short-term investments, adjusted by certain factors including debt, which includes term debt with an outstanding principal of $15 million, and other liabilities, as defined in the merger agreement. The stock value will be based on Equillium’s 10-day volume weighted average closing price calculated ten trading days prior to closing, subject to a share price collar ranging from $2.70 to $4.50. In addition, Equillium has agreed to terms on an amended debt facility with Metacrine’s current lender, K2 HealthVentures LLC, whereby Equillium would assume Metacrine’s existing loan with an outstanding principal balance of $15 million, along with potential access to an additional $10 million of committed debt capital. Concurrent with the transaction closing, Equillium intends to retire its existing debt facility with Oxford Finance LLC and SVB, which currently has an outstanding principal balance of $10 million. After paying off its existing debt facility, Equillium expects to add an estimated $33 million of cash to its balance sheet at closing. Equillium is not planning to retain any current Metacrine employees and expects to assume minimal operating expenses while maintaining sole discretion over the timing and extent of advancing development of the Metacrine programs.The acquisition is anticipated to close late 2022 pending approval from both Equillium and Metacrine shareholders, Metacrine having minimum net cash of $23 million, and other customary closing conditions.

Preston Klassen, M.D., MHS, has served as president and chief executive officer and as a member of the board of directors of Metacrine since June 2020. From March 2017 to June 2020, Dr. Klassen served as executive vice president, head of research and development and chief medical officer of Arena Pharmaceuticals, Inc. From June 2016 to March 2017, he was chief medical officer of Laboratoris Sanifit S.L., and from November 2009 to May 2016, was executive vice president, head of global development at Orexigen Therapeutics, Inc. Dr. Klassen also held several positions of increasing responsibility at Amgen Inc., including therapeutic area head for nephrology. Before joining Amgen, he was a faculty member in the Division of Nephrology at Duke University Medical Center. Dr. Klassen received his medical degree from the University of Nebraska College of Medicine, completed his residency in internal medicine, fellowship in nephrology, and Master of Health Sciences degree at Duke University and holds a B.S. in Chemistry from Central University of Iowa.

Webcast and Conference Call

Management will host a conference call accompanied by a slide presentation to discuss the acquisition of Metacrine for analysts and institutional investors, at 8:30 am ET tomorrow, September 7, 2022. To access the call, please dial (888) 350-3846 or (646) 960-0251 and, if needed, provide confirmation number 8770084. A live webcast of the call will also be available on the company’s Investor Relations page at https://www.equilliumbio.com/investors/events-and-presentations/default.aspx. The webcast will be archived for 180 days.

MTS Securities LLC is serving as Metacrine’s financial advisor for the transaction.

Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with Metacrine, Inc.’s pending acquisition by Equillium, Inc., Equillium will file a registration statement on Form S-4 containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). EQUILLIUM URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed by Equillium and Metacrine with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) and Equillium’s other SEC filings are also available on Equillium’s website at http://www.equilliumbio.com.

Equillium, Metacrine and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding Equillium’s officers and directors is included in Equillium’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Equillium’s Investors page on its corporate website at http://www.Equilliumbio.com. Information regarding Metacrine’s officers and directors is included in Metacrine’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Metacrine’s Investors page on its corporate website at www.Metacrine.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Equillium’s stockholders or Metacrine’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

About Itolizumab

Itolizumab is a clinical-stage, first-in-class anti-CD6 monoclonal antibody that selectively targets the CD6-ALCAM pathway. This pathway plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited.

About Multi-Cytokine Platform: EQ101 & EQ102

Our proprietary multi-cytokine platform (MCP) generates rationally designed composite peptides that selectively block key cytokines at the shared receptor level targeting pathogenic cytokine redundancies and synergies while preserving non-pathogenic signaling. This approach provides multi-cytokine inhibition at the receptor level and is expected to avoid the broad immuno-suppression and off-target safety liabilities that may be associated with other therapeutic classes, such as JAK inhibitors. Many immune-mediated diseases are driven by the same combination of dysregulated cytokines, and we believe identifying the key cytokines for these diseases will allow us to target and develop customized treatment strategies for multiple autoimmune and inflammatory diseases. Current MCP assets include EQ101, a first-in-class, tri-specific inhibitor of IL-2, IL-9 and IL-15, and EQ102, a first-in-class, selective inhibitor of IL-15 and IL-21.

About Metacrine

Metacrine, Inc. is a clinical-stage biopharmaceutical company building a pipeline of differentiated therapies to treat gastrointestinal and liver diseases. Metacrine has developed a proprietary farnesoid X receptor (FXR) platform utilizing a unique chemical scaffold, which has demonstrated an improved therapeutic profile in clinical trials.

To learn more, visit www.metacrine.com.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging a deep understanding of immunobiology to develop novel therapeutics to treat severe autoimmune and inflammatory disorders with high unmet medical need. The company’s pipeline consists of the following novel immunomodulatory assets targeting immuno-inflammatory pathways. Itolizumab, a first-in-class monoclonal antibody that targets the CD6-ALCAM signaling pathway which plays a central role in the modulation of effector T cells, is currently in a Phase 3 study for patients with acute graft-versus-host disease (aGVHD) and is in a Phase 1b study for patients with lupus/lupus nephritis. EQ101, a first-in-class tri-specific cytokine inhibitor that selectively targets IL-2, IL-9, and IL-15, is Phase 2 ready and expected to begin enrolling patients in an alopecia areata study in the second half of 2022. EQ102, a bi-specific cytokine inhibitor that selectively targets IL-15 and IL-21, is ready for clinical development and expected to begin enrolling patients in a Phase 1 study anticipated to include normal healthy volunteers and celiac disease patients, in the second half of 2022.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the current expectations, estimates, forecasts and projections of Equillium and Metacrine; the potential benefit of treating patients with aGVHD or lupus/lupus nephritis with itolizumab, Equillium’s plans and expected timing for developing itolizumab including the expected timing of initiating, completing and announcing further results from the EQUALISE study, Equillium’s plans and expected timing for developing EQ101 and EQ102 including the expected timing of initiating, completing and announcing further results from Phase 2 and Phase 1 studies, respectively, the potential for any of Equillium’s ongoing or planned clinical studies to show safety or efficacy, Equillium’s cash runway, and Equillium’s plans and expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the lack of assurances that the proposed merger will close; the net cash position of Metacrine; uncertainties related to the abilities of the leadership team to perform as expected; Equillium’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation and completion of clinical studies and the reporting of data therefrom; whether the results from clinical studies will validate and support the safety and efficacy of Equillium’s product candidates; changes in the competitive landscape; uncertainties related to Equillium’s capital requirements; having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves; and economic, business, competitive, and/or regulatory factors affecting the businesses of Equillium and Metacrine generally. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and “Management’s Discussion and Analysis of financial Condition and Results of Operations” sections of their respective Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, their Current Reports on Form 8-K and other and SEC filings and reports, which may be accessed for free by visiting EDGAR on the SEC web site at http://www.sec.gov and on Equillium’s and Metacrine’s respective website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium and Metacrine undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore

Vice President, Investor Relations & Corporate Communications

619-302-4431

ir@equilliumbio.com